Exhibit 99.1

Inamed Announces Mutual Termination of Merger Agreement with Medicis Pharmaceutical Corporation and Cancels Special Meeting of Shareholders Scheduled for December 19, 2005

Santa Barbara, Calif., December 13, 2005—Inamed Corporation (Nasdaq: IMDC) announced today that Inamed, Medicis Pharmaceutical Corporation and Medicis’ wholly-owned subsidiary, Masterpiece Acquisition Corp., have mutually terminated the Agreement and Plan of Merger (the “Medicis Merger Agreement”), that the parties previously executed on March 20, 2005.

On December 13, 2005, Inamed, Medicis and Masterpiece Acquisition Corp. entered into a merger termination agreement (the “Termination Agreement”), which provides that the Medicis Merger Agreement terminated effective immediately upon the parties’ execution of the Termination Agreement and Medicis’ receipt from Inamed of a $90,000,000 termination fee and an additional $481,985 in expense reimbursement fees.  Inamed paid these fees in full on December 13, 2005.  The Termination Agreement also provides for a mutual release of claims in connection with the termination of the Medicis Merger Agreement.  In connection with the termination of the Medicis Merger Agreement, Inamed cancelled its special meeting of stockholders scheduled for December 19, 2005 but will proceed with its annual stockholders meeting scheduled that same day.

Inamed will provide an update on its consideration of the pending tender offer by Allergan, Inc. as soon as possible in light of the termination of the Medicis Merger Agreement.

About Inamed

Inamed (Nasdaq:IMDC) is a global healthcare company with over 25 years of experience developing, manufacturing and marketing innovative, high-quality, science-based products. Current products include breast implants for aesthetic augmentation and for reconstructive surgery; a range of dermal products to treat facial wrinkles; and minimally invasive devices for obesity intervention, including the LAP-BAND® System for morbid obesity. Inamed’s web site is www.inamed.com.

Additional Information about the Allergan Tender Offer and Where to Find It. In connection with the pending tender offer by Allergan, Allergan filed a Schedule TO and Registration Statement on Form S-4 that contains a prospectus and Inamed filed a Schedule 14D-9 and a related amendment. The Allergan Registration Statement on Form S-4 has not yet become effective. INVESTORS AND SECURITY HOLDERS OF INAMED ARE URGED TO READ THE SCHEDULE TO, THE SCHEDULE 14D-9 (INCLUDING ANY AMENDMENTS THERETO) AND THE PRELIMINARY VERSION OF THE ALLERGAN REGISTRATION STATEMENT AND PROSPECTUS. The definitive versions of these materials and other relevant materials (when they become available), and any other documents filed by Inamed or Allergan with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Inamed by directing a written request to: Inamed, 5540 Ekwill Street, Santa Barbara, CA 93111, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus, Schedule TO, Schedule 14D-9 (including any amendments thereto) and the other relevant materials when they become available before making any investment decision with respect to the Allergan tender offer.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.  Inamed has discontinued solicitation of proxies for the cancelled special meeting of stockholders.

Forward-Looking Statements

This press release contains, in addition to historical information, forward-looking statements. Such statements are based on management’s current estimates and expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Inamed is providing this information as of December 13, 2005 and expressly disclaims any duty to update information contained in this press release. Forward-looking statements in this press release include, without limitation, express and implied statements regarding Inamed’s negotiations with Allergan and regulatory approvals. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied here. Readers are referred to the documents filed by Inamed with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: risks that Inamed will be unable to reach agreement with Allergan; and risks of stockholder litigation. The information contained in this press release is a statement of Inamed’s present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Inamed’s assumptions. Inamed may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Inamed’s assumptions or otherwise. Inamed undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Inamed Contact:

Charles Huiner

(805) 683-6761